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                                                              Exhibit 15
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                                                       August 9, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                      RE:  Unit Corporation

                           Registration on Form S-8 and S-3



We are aware that our report dated July 23, 2002 on our review of interim financial information of Unit Corporation for the three and six month periods ended June 30, 2002 and included in the Company's Form 10-Q for the quarter ended June 30, 2002 is incorporated by reference in the Company's registration statements on Form S-8 (File No.'s 33-19652, 33-44103, 33-49724, 33-64323,
33-53542, 333-38166 and 333-39584) and Form S-3 (File No.'s 333-83551).



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